SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2001

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California	94109

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

At a October 3, 2001 Special Meeting of the Board of Directors of Williams-Sonoma, Inc., a California corporation (the “Company”), the Board of Directors resolved to approve proposed Amendment No. 1 to Williams-Sonoma, Inc. 2001 Stock Option Plan (the “Amendment” and “Plan”, respectively). The Amendment adds a provision to the Plan that the exercise price for shares issued upon exercise of Nonqualified Stock Options (as defined in the Plan) under the Plan shall not be less than Fair Market Value (as defined in the Plan) per share as of the date of grant.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	List of Exhibits:

99.1 Amendment No. 1 to Williams-Sonoma, Inc. 2001 Stock Option Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: October 18, 2001	By:	/s/ Sharon L. McCollam Sharon L. McCollam Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Amendment No. 1 to Williams-Sonoma, Inc. 2001 Stock Option Plan